Investor Contact:                   Media Contact:
MIPS Technologies, Inc.             MIPS Technologies, Inc.
Investor Relations                  Corporate Communications
Bonnie Gardiner                     Lee Garvin Flanagin
+650-567-7007                       +650-567-5180
bonnieg@mips.com                    flanagin@mips.com


MIPS TECHNOLOGIES REPORTS FIRST QUARTER
FISCAL 2004 FINANCIAL RESULTS
Quarterly Revenues Strongest in More Than a Year

MOUNTAIN VIEW, Calif., October 16, 2003 - MIPS Technologies, Inc. (NASDAQ: MIPS, MIPSB), today reported financial results for its first fiscal quarter ended September 30, 2003. Revenue for the first fiscal quarter grew by 10 percent compared to the same quarter a year ago and 6 percent sequentially driven by an increase in royalties.

Total revenue for the first quarter of fiscal 2004 was $10.4 million compared to $9.4 million for the same quarter a year ago. Royalties were $5.1 million, an increase of 44 percent compared to $3.5 million in the same quarter a year ago. Contract revenue was $5.3 million, a decrease of 10 percent compared to $5.9 million in the comparable period in fiscal 2003. Net loss for the first quarter of fiscal 2004, which included a restructuring charge of $3.2 million, was $5.8 million compared to a net loss of $3.9 million for the same quarter a year ago. Net loss per share for the first quarter of fiscal 2004 was $0.14 compared to a net loss per share of $0.10 for the same quarter a year ago.

"We progressed towards our plan to achieve break-even on an operating basis by the end of the calendar year 2003. We have successfully delivered on our customer commitments for the 20Kc and Amethyst cores and completed our restructuring plan to focus on our synthesizable cores product lines," said Casey Eichler, chief financial officer for MIPS Technologies. "Furthermore, we continue to control our expenses aggressively while investing in next-generation technologies, such as the 24K product family to ensure customers have optimized solutions that solve their design needs."

"The first fiscal quarter marked the continuation of a long-term trend of royalty growth from new license agreements since MIPS Technologies became a public company. These royalties, now 39% of total royalties are becoming a significant contributor to revenues and indicate the increasing strength in our business model," said John Bourgoin, president & CEO. "Also, with the addition of eight new licenses this quarter, MIPS Technologies has now exceeded the 100 license milestone since our IPO. Both of these events underscore the ongoing broad adoption of our industry-standard technology by market leaders."

MIPS Technologies invites you to listen to management's discussion of Q1 fiscal 2004 results and guidance for Q2 fiscal 2004 in a live conference call today beginning at 1:45 p.m. Pacific. Conference call number is 1-719-457-2693. Replay number is 1-719-457-0820 and will be available for 5 days, beginning shortly after the end of the conference call. The access code is 680187. An audio replay of the conference call will be posted on the Company's website (www.mips.com/content/Corporate/InvestorRelations/ir) soon thereafter.

MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

This press release contains forward-looking statements, including those regarding the ability of MIPS Technologies to achieve breakeven and the anticipated timing thereof. Actual events or results may differ materially. Many factors could cause the actual results to differ materially from those contained in such forward-looking statements, including but not limited to: our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies' sales cycle, MIPS Technologies' ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. With respect to MIPS Technologies, we refer you to the documents filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2003 and subsequent
Forms 10-Q and 8-K.

###

MIPS is a registered trademark in the United States and other countries, and MIPS-based is a trademark of MIPS Technologies, Inc.














Q1 FY2004 Highlights: Following are selected press release headlines from MIPS Technologies, and the company's licensees, systems vendors and third party providers.

* AMD Demonstrates Linux and MIPS-Based(tm) PDA at LinuxWorld.

* AMD Alchemy MIPS-Based(tm) Au1100 Processor Delivers Strong
EEMBC Benchmark Scores.

* Top Consumer Electronics Manufacturers Turn to ATI for Digital
Television and Display Technologies.

* Broadcom Announces its Latest Access-Point Chip, the MIPS-Based(tm)
BCM4712.

* Broadcom's IP Phone Chips Influence the Accelerated Adoption of
Enterprise VoIP in Japan.

* Broadcom and iCable Enable Adoption of Residential VoIP in Asian Markets with Cost-Effective Terminal Adapters.

* DAEWOO Electronics Enters Wireless Home Entertainment Market with ViXS' MIPS-Based(tm) XCode Video Processor.

* Marvell's MIPS-Based(tm) SOHO Secure Gateway Reference Design
Delivers the Widest Selection of Software Platforms.

* MIPS Technologies Licenses Genesys Logic Cores and System Controller for Use in High-Speed SOCs.

* MIPS Technologies Files Proposal to Combine Outstanding "MIPS, MIPSB" Common Shares.

* NEC Electronics Delivers New MIPS-Based(tm) System LSI for
BS/CS/Terrestrial Digital Hi-Vision Broadcasting Systems.

* NEC Electronics America Announces MIPS-Based(tm) VR4133 Microprocessor.

* Philips Unveils Fully Integrated System-on-Chip Solution for Hybrid LCD and Digital TVs.

* PMC-Sierra Announces Two 1GHz, 64-Bit MIPS-Based(tm) Multiprocessors.

* PMC-Sierra's RM7000C 64-Bit MIPS-Based(tm) RISC Processor Receives Outstanding Certified Benchmark Scores.

* PMC-Sierra's MIPS-Based(tm) Processor Powers New Color Printer Series from HP.

* ADSL Wireless Home Networking Made Simple and Affordable with TI's MIPS-Based(tm) AR7W Platform.

* Texas Instruments Delivers Industry's Most Highly Integrated, Scalable System-on-a-Chip for VoIP Customer Premises Gateway Applications.

* TI's TNETV1060 Delivers High-Performance Voice Processing and Data Routing Functions.
* Westell Selects TI's MIPS-Based(tm) AR7 ADSL Router-on-a-Chip for New WireSpeed Lines to Deliver ADSL2, ADSL2+ and READSL.

* Zoran Announces High Performance SupraTV(tm) MIPS-Based(tm) SOC for Set Top Box and Digital Television Markets.

* Zoran Corporation Takes Additional Licenses for Industry-Standard
MIPS(r) Cores.

















































MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                            Three Months Ended
                                              September 30,
                                           2003         2002
                                              (unaudited)

Revenue:

  Royalties                                $5,088       $3,533

  Contract revenue                          5,325        5,909

    Total revenue                          10,413        9,442

Costs and expenses:

  Research and development                  8,144        8,507

  Sales and marketing                       2,796        3,243

  General and administrative                1,644        1,831

  Acquired in process research
    and development                             -          394

  Restructuring                             3,233            -

    Total costs and expenses               15,817       13,975

Operating loss                             (5,404)      (4,533)

Other income (expense), net                   208          655

Loss before income taxes                   (5,196)      (3,878)

Provision (benefit) for income taxes          567            -

Net loss                                  $(5,763)     $(3,878)

Net loss per basic and diluted share       $(0.14)      $(0.10)

Common shares outstanding-basic and
  diluted                                  40,172       39,619











MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                       September 30,    June 30,
                                           2003           2003
                                               (unaudited)
    Assets

Current assets:

  Cash and cash equivalents               $73,692      $83,839

  Short-term investments                    4,975	       -

  Accounts receivable, net                  4,010        4,762

  Prepaid expenses and other current
    assets                                  2,603        3,648

    Total current assets                   85,280       92,249

Equipment and furniture, net                5,607        4,202

Other assets                                7,211        8,898

                                          $98,098     $105,349


    Liabilities and Stockholders' Equity

Current liabilities:

  Accounts payable                           $523         $504

  Accrued liabilities                       9,034       10,977

  Deferred revenue                          2,248        2,592

    Total current liabilities              11,805       14,073

Long-term liabilities                       2,496        1,900

Stockholders' equity                       83,797       89,376

                                          $98,098     $105,349